Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. REPORTS THIRD QUARTER 2024 RESULTS

●Third quarter comparable store sales growth of 1.5%
●6% increase in third quarter diluted earnings per share to $11.41
●$2.4 billion net cash provided by operating activities year-to-date

Springfield, MO, October 23, 2024 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq:  ORLY), a leading retailer in the automotive aftermarket industry, today announced record revenue and earnings for its third quarter ended September 30, 2024.

3rd Quarter Financial Results

Brad Beckham, O’Reilly’s CEO, commented, “Our comparable store sales increased 1.5% in the third quarter, as we faced broad-based consumer pressures and a soft demand environment on both the professional and DIY sides of our business.  While our third quarter results were below our expectations, we are pleased with our Team’s unwavering dedication to our customers and their ability to still deliver positive comparable store sales results in tough conditions, on top of the robust 8.7% and 7.6% increases we generated in the third quarter the last two years.  We are also pleased to have generated another strong quarter of sales growth in our professional business, where we continue to gain market share.  We remain very confident in the strength of the long-term, core drivers of demand in our industry, as well as our Team’s ability to outpace the market.  I would like to express my appreciation to our over 92,000 Team Members for their unrelenting hard work and commitment to providing industry-leading service to our customers.”

Sales for the third quarter ended September 30, 2024, increased $161 million, or 4%, to $4.36 billion from $4.20 billion for the same period one year ago.  Gross profit for the third quarter increased 4% to $2.25 billion (or 51.6% of sales) from $2.16 billion (or 51.4% of sales) for the same period one year ago.  Selling, general and administrative expenses (“SG&A”) for the third quarter increased 7% to $1.35 billion (or 31.0% of sales) from $1.26 billion (or 30.1% of sales) for the same period one year ago.  Operating income for the third quarter was $897 million (or 20.5% of sales), which was flat compared to $897 million (or 21.3% of sales) for the same period one year ago.

Net income for the third quarter ended September 30, 2024, increased $16 million, or 2%, to $665 million (or 15.2% of sales) from $650 million (or 15.5% of sales) for the same period one year ago.  Diluted earnings per common share for the third quarter increased 6% to $11.41 on 58 million shares versus $10.72 on 61 million shares for the same period one year ago.

Year-to-Date Financial Results

Mr. Beckham concluded, “We are tightening our full-year comparable store sales guidance from a range of 2.0% to 4.0% to a range of 2.0% to 3.0%, to reflect our performance so far this year and expectations for the remainder of 2024.  We remain very confident in Team O’Reilly and their ability to consistently execute our proven dual market strategy and gain market share by relentlessly focusing on providing the highest levels of service in the industry, supported by best-in-class parts availability.”

Sales for the first nine months of 2024 increased $633 million, or 5%, to $12.61 billion from $11.98 billion for the same period one year ago.  Gross profit for the first nine months of 2024 increased 5% to $6.45 billion (or 51.2% of sales) from $6.14 billion (or 51.2% of sales) for the same period one year ago.  SG&A for the first nine months of 2024 increased 7% to $3.94 billion (or 31.2% of sales) from $3.67 billion (or 30.6% of sales) for the same period one year ago.  Operating income for the first nine months of 2024 increased 2% to $2.51 billion (or 19.9% of sales) from $2.47 billion (or 20.6% of sales) for the same period one year ago.

Net income for the first nine months of 2024 increased $41 million, or 2%, to $1.84 billion (or 14.6% of sales) from $1.79 billion (or 15.0% of sales) for the same period one year ago.  Diluted earnings per common share for the first nine months of 2024 increased 7% to $31.14 on 59 million shares versus $29.20 on 61 million shares for the same period one year ago.

3rd Quarter Comparable Store Sales Results

Comparable store sales are calculated based on the change in sales for U.S. stores open at least one year and exclude sales of specialty machinery, sales to independent parts stores, and sales to Team Members, as well as sales from Leap Day in the nine months ended September 30, 2024.  Online sales for ship-to-home orders and pick-up-in-store orders for U.S. stores open at least one year are included in the comparable store sales calculation.  Comparable store sales increased 1.5% for the third quarter ended September 30, 2024, on top of 8.7% for the same period one year ago.  Comparable store sales increased 2.4% for the nine months ended September 30, 2024, on top of 9.4% for the same period one year ago.

Share Repurchase Program

During the third quarter ended September 30, 2024, the Company repurchased 0.5 million shares of its common stock, at an average price per share of $1,084.28, for a total investment of $541 million.  During the first nine months of 2024, the Company repurchased 1.5 million shares of its common stock, at an average price per share of $1,038.32, for a total investment of $1.60 billion.  Excise tax on shares repurchased, assessed at one percent of the fair market value of shares repurchased, was $16.0 million for the nine months ended September 30, 2024.  Subsequent to the end of the third quarter and through the date of this release, the Company repurchased an additional 0.1 million shares of its common stock, at an average price per share of $1,170.55, for a total investment of $70 million.  The Company has repurchased a total of 95.7 million shares of its common stock under its share repurchase program since the inception of the program in January of 2011 and through the date of this release, at an average price of $259.72, for a total aggregate investment of $24.85 billion.  As of the date of this release, the Company had approximately $898 million remaining under its current share repurchase authorization.

Updated Full-Year 2024 Guidance

The table below outlines the Company’s updated guidance for selected full-year 2024 financial data:

For the Year Ending
December 31, 2024
Net, new store openings	190 to 200
Comparable store sales	2.0% to 3.0%
Total revenue	$16.6 billion to $16.8 billion
Gross profit as a percentage of sales	51.0% to 51.5%
Operating income as a percentage of sales	19.4% to 19.9%
Effective income tax rate	21.8%
Diluted earnings per share (1)	$40.60 to $41.10
Net cash provided by operating activities	$2.7 billion to $3.1 billion
Capital expenditures	$900 million to $1.0 billion
Free cash flow (2)	$1.8 billion to $2.1 billion
(1)	Weighted-average shares outstanding, assuming dilution, used in the denominator of this calculation, includes share repurchases made by the Company through the date of this release.
(2)	Free cash flow is a non-GAAP financial measure. The table below reconciles Free cash flow guidance to Net cash provided by operating activities guidance, the most directly comparable GAAP financial measure:

		For the Year Ending
(in millions)		December 31, 2024
Net cash provided by operating activities		$2,730	to	$3,140
Less:	Capital expenditures	900	to	1,000
	Excess tax benefit from share-based compensation payments	30	to	40
Free cash flow		$1,800	to	$2,100

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”).  These items include adjusted debt to earnings before interest, taxes, depreciation, amortization, share-based compensation, and rent (“EBITDAR”) and free cash flow.  The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information.  The Company believes that the presentation of adjusted debt to EBITDAR and free cash flow provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operations.  The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the table above and the selected financial information below.

Earnings Conference Call Information

The Company will host a conference call on Thursday, October 24, 2024, at 10:00 a.m. Central Time to discuss its results as well as future expectations.  Investors may listen to the conference call live on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.”  Interested analysts are invited to join the call.  The dial-in number for the call is (888) 506-0062 and the conference call identification number is 560004.  A replay of the conference call will be available on the Company’s website through Thursday, October 23, 2025.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment, and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities, and other programs.  As of September 30, 2024, the Company operated 6,291 stores across 48 U.S. states, Puerto Rico, Mexico, and Canada.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend,”

“guidance,” “target,” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues, and future performance.  These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties, and assumptions, including, but not limited to, the economy in general; inflation; consumer debt levels; product demand; a public health crisis; the market for auto parts; competition; weather; tariffs; availability of key products and supply chain disruptions; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; damage, failure, or interruption of information technology systems, including information security and cyber-attacks; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; and governmental regulations.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2023, and subsequent Securities and Exchange Commission filings, for additional factors that could materially affect the Company’s financial performance.  Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

For further information contact:	Investor Relations Contacts
Leslie Skorick (417) 874-7142
Eric Bird (417) 868-4259

Media Contact
Sonya Cox (417) 829-5709

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2024	September 30, 2023	December 31, 2023
	(Unaudited)	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$115,613	$82,664	$279,132
Accounts receivable, net	401,950	399,654	375,049
Amounts receivable from suppliers	154,300	156,727	140,443
Inventory	4,913,237	4,631,511	4,658,367
Other current assets	113,187	107,156	105,311
Total current assets	5,698,287	5,377,712	5,558,302

Property and equipment, at cost	8,969,137	8,136,342	8,312,367
Less: accumulated depreciation and amortization	3,532,755	3,248,165	3,275,387
Net property and equipment	5,436,382	4,888,177	5,036,980

Operating lease, right-of-use assets	2,269,929	2,213,884	2,200,554
Goodwill	997,226	895,399	897,696
Other assets, net	175,698	176,666	179,463
Total assets	$14,577,522	$13,551,838	$13,872,995

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$6,359,619	$6,199,816	$6,091,700
Self-insurance reserves	123,505	128,892	128,548
Accrued payroll	141,361	124,040	138,122
Accrued benefits and withholdings	201,351	170,550	174,650
Income taxes payable	206,776	325,693	7,860
Current portion of operating lease liabilities	408,571	385,942	389,536
Other current liabilities	743,982	496,149	730,937
Total current liabilities	8,185,165	7,831,082	7,661,353

Long-term debt	5,359,810	5,102,350	5,570,125
Operating lease liabilities, less current portion	1,938,162	1,895,991	1,881,344
Deferred income taxes	325,869	282,894	295,471
Other liabilities	207,580	199,990	203,980

Shareholders’ equity (deficit):
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares –
57,838,920 as of September 30, 2024,
59,621,138 as of September 30, 2023, and
59,072,792 as of December 31, 2023	578	596	591
Additional paid-in capital	1,449,447	1,341,163	1,352,275
Retained deficit	(2,875,955)	(3,132,517)	(3,131,532)
Accumulated other comprehensive (loss) income	(13,134)	30,289	39,388
Total shareholders’ deficit	(1,439,064)	(1,760,469)	(1,739,278)

Total liabilities and shareholders’ deficit	$14,577,522	$13,551,838	$13,872,995

Note:  The balance sheet at December 31, 2023, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Sales	$4,364,437	$4,203,380	$12,612,878	$11,980,235
Cost of goods sold, including warehouse and distribution expenses	2,113,212	2,042,917	6,159,421	5,842,861
Gross profit	2,251,225	2,160,463	6,453,457	6,137,374

Selling, general and administrative expenses	1,354,497	1,263,241	3,940,950	3,669,734
Operating income	896,728	897,222	2,512,507	2,467,640

Other income (expense):
Interest expense	(55,166)	(51,361)	(167,145)	(145,520)
Interest income	2,055	1,292	5,239	2,920
Other, net	4,304	(486)	9,266	8,179
Total other expense	(48,807)	(50,555)	(152,640)	(134,421)

Income before income taxes	847,921	846,667	2,359,867	2,333,219
Provision for income taxes	182,457	196,840	524,317	539,142
Net income	$665,464	$649,827	$1,835,550	$1,794,077

Earnings per share-basic:
Earnings per share	$11.47	$10.82	$31.34	$29.46
Weighted-average common shares outstanding – basic	57,998	60,082	58,563	60,905

Earnings per share-assuming dilution:
Earnings per share	$11.41	$10.72	$31.14	$29.20
Weighted-average common shares outstanding – assuming dilution	58,335	60,590	58,942	61,445

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Nine Months Ended
	September 30,
	2024	2023
Operating activities:
Net income	$1,835,550	$1,794,077
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	339,324	296,583
Amortization of debt discount and issuance costs	4,870	3,597
Deferred income taxes	8,536	35,982
Share-based compensation programs	21,600	21,948
Other	5,928	3,574
Changes in operating assets and liabilities:
Accounts receivable	(9,175)	(58,658)
Inventory	(212,491)	(263,896)
Accounts payable	252,454	315,910
Income taxes payable	198,780	353,366
Other	(20,287)	15,172
Net cash provided by operating activities	2,425,089	2,517,655

Investing activities:
Purchases of property and equipment	(732,916)	(753,958)
Proceeds from sale of property and equipment	10,268	10,461
Investment in tax credit equity investments	—	(4,150)
Other, including acquisitions, net of cash acquired	(160,960)	(2,126)
Net cash used in investing activities	(883,608)	(749,773)

Financing activities:
Proceeds from borrowings on revolving credit facility	30,000	3,227,000
Payments on revolving credit facility	(30,000)	(3,227,000)
Net (payments) proceeds of commercial paper	(706,850)	1,025,075
Proceeds from the issuance of long-term debt	498,910	—
Principal payments on long-term debt	—	(300,000)
Payment of debt issuance costs	(3,900)	(39)
Repurchases of common stock	(1,604,509)	(2,590,980)
Net proceeds from issuance of common stock	112,825	71,604
Other	(569)	(354)
Net cash used in financing activities	(1,704,093)	(1,794,694)

Effect of exchange rate changes on cash	(907)	893
Net decrease in cash and cash equivalents	(163,519)	(25,919)
Cash and cash equivalents at beginning of the period	279,132	108,583
Cash and cash equivalents at end of the period	$115,613	$82,664

Supplemental disclosures of cash flow information:
Income taxes paid	$419,331	$147,128
Interest paid, net of capitalized interest	139,228	127,085

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

		For the Twelve Months Ended
		September 30,
Adjusted Debt to EBITDAR:		2024	2023
(In thousands, except adjusted debt to EBITDAR ratio)
GAAP debt		$5,359,810	$5,102,350
Add:	Letters of credit	127,234	111,732
	Unamortized discount and debt issuance costs	30,190	27,650
	Six-times rent expense	2,664,996	2,507,928
Adjusted debt		$8,182,230	$7,749,660

GAAP net income		$2,388,054	$2,322,649
Add:	Interest expense	223,293	187,851
	Provision for income taxes	643,344	656,817
	Depreciation and amortization	451,802	396,468
	Share-based compensation expense	27,163	29,493
	Rent expense (i)	444,166	417,988
EBITDAR		$4,177,822	$4,011,266

Adjusted debt to EBITDAR		1.96	1.93

(i)	The table below outlines the calculation of Rent expense and reconciles Rent expense to Total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the twelve months ended September 30, 2024 and 2023 (in thousands):

		For the Twelve Months Ended
		September 30,
		2024	2023
Total lease cost, per ASC 842		$530,689	$495,360
Less:	Variable non-contract operating lease components, related to property taxes and insurance	86,523	77,372
Rent expense		$444,166	$417,988

	September 30,
	2024	2023
Selected Balance Sheet Ratios:
Inventory turnover (1)	1.7	1.7
Average inventory per store (in thousands) (2)	$781	$758
Accounts payable to inventory (3)	129.4%	133.9%

		For the Three Months Ended		For the Nine Months Ended
		September 30,		September 30,
		2024	2023	2024	2023
Reconciliation of Free Cash Flow (in thousands):
Net cash provided by operating activities		$772,015	$866,286	$2,425,089	$2,517,655
Less:	Capital expenditures	258,309	293,016	732,916	753,958
	Excess tax benefit from share-based compensation payments	13,666	8,862	35,044	27,852
	Investment in tax credit equity investments	—	1	—	4,150
Free cash flow		$500,040	$564,407	$1,657,129	$1,731,695

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue Disaggregation (in thousands):
Sales to do-it-yourself customers	$2,215,640	$2,206,511	$6,366,670	$6,254,980
Sales to professional service provider customers	2,032,376	1,914,884	5,901,820	5,480,212
Other sales, sales adjustments, and sales from the acquired Vast Auto stores	116,421	81,985	344,388	245,043
Total sales	$4,364,437	$4,203,380	$12,612,878	$11,980,235

	For the Three Months Ended		For the Nine Months Ended		For the Twelve Months Ended
	September 30,		September 30,		September 30,
	2024	2023	2024	2023	2024	2023
Store Count:
Beginning domestic store count	6,152	6,027	6,095	5,929	6,063	5,910
New stores opened	35	36	92	136	125	156
Stores closed	—	—	—	(2)	(1)	(3)
Ending domestic store count	6,187	6,063	6,187	6,063	6,187	6,063

Beginning Mexico store count	69	44	62	42	48	28
New stores opened	9	4	16	6	30	20
Ending Mexico store count	78	48	78	48	78	48

Beginning Canada store count	23	—	—	—	—	—
Stores acquired	—	—	23	—	23	—
New stores opened	3	—	3	—	3	—
Ending Canada store count	26	—	26	—	26	—

Total ending store count	6,291	6,111	6,291	6,111	6,291	6,111

	For the Three Months Ended		For the Twelve Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Store and Team Member Information:
Total employment	92,709	90,910
Square footage (in thousands) (4)	47,949	46,258
Sales per weighted-average square foot (4)(5)	$89.17	$89.99	$340.84	$339.76
Sales per weighted-average store (in thousands) (4)(6)	$689	$683	$2,620	$2,564

(1)	Calculated as cost of goods sold for the last 12 months divided by average inventory. Average inventory is calculated as the average of inventory for the trailing four quarters used in determining the denominator.
(2)	Calculated as inventory divided by store count at the end of the reported period.
(3)	Calculated as accounts payable divided by inventory.
(4)	Represents O’Reilly’s U.S. and Puerto Rico operations only.
(5)	Calculated as sales less jobber sales, divided by weighted-average square footage. Weighted-average square footage is determined by weighting store square footage based on the approximate dates of store openings, acquisitions, expansions, or closures.
(6)	Calculated as sales less jobber sales, divided by weighted-average stores. Weighted-average stores is determined by weighting stores based on their approximate dates of openings, acquisitions, or closures.